As filed with the Securities and Exchange Commission on October 30, 2007
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
 _______________
ENERSYS
(Exact name of Registrant as specified in its charter)
 _______________

DELAWARE	3691	23-3058564
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
2366 Bernville Road
Reading, Pennsylvania 19605
(610) 208-1991
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Frank M. Macerato
Vice President and General Counsel
EnerSys
2366 Bernville Road
Reading, PA 19605
(610) 208-1991
 _______________
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copy to:
Stacy J. Kanter, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000
Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by the registrant
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Primary Offering:
Common Stock, $0.01 par value	(5)	(5)	(5)	(5)
Debt Securities	(5)	(5)	(5)	(5)
Total Primary Offering	(5)	(5)	$91,033,044.56	$2,794.71
Secondary Offering:
Common Stock, $0.01 par value	22,202,332	$18.42	$408,966,955.44 (6)	$12,555.29 (6)
Total			$500,000,000	$15,350.00 (6) (7)

(1)	These offered securities may be sold separately, together or as units with other offered securities.

(2)
Such indeterminate number or amount of registrant's common stock or debt securities, may from time to time be issued at an indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $500,000,000, or if any debt securities are issued with original issue discount, such greater amount as will result in an aggregate offering price of $500,000,000. Up to 22,202332 shares of our common stock may be sold from time to time pursuant to this registration statement by the selling stockholders named herein.

(3)	The proposed maximum offering price per security will be determined from time to time in connection with the issuance by the registrant of the securities registered therunder.

(4)	Estimated solely for the purpose of calculation the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

(5)	Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(6)
Pursuant to Rule 457(c) of the rules and regulations under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for the registrant's common stock traded on New York Stock Exchange on October 26, 2007.

(7)
Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this registration statement is a combined prospectus and relates to the new registration statement registering common stock and debt securities and to registration statement no. 333-136085, initially filed on July 27, 2006, which registered common stock of the registrant.  The registrant paid a filing of $1,007 with respect to 500,000 shares of common stock which remain unsold under registration statement no. 333-136085.  Pursuant to Rule 457(p) of the Securities Act of 1933, $1,007 of the filing fee paid in connection with the remaining unsold shares of common stock under such prior registration statement is offset against the filing fee due in connection with this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  Neither we nor the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 30, 2007

PROSPECTUS

Debt Securities

Common Stock
 _______________

EnerSys, from time to time, may offer to sell, issue and sell senior or subordinated debt securities and common stock. In addition, the selling stockholders named in this prospectus may offer, from time to time, shares of our common stock. The debt securities may be convertible into or exercisable or exchangeable for our common stock or our other securities.

These securities may be offered and sold by us or a selling stockholder to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange and trades under the symbol "ENS".

Investing in our securities involves risks, including the risks described in our Annual Report on Form 10–K for the fiscal year ended March 31, 2007, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and/or any risk factors set forth in our other filings with the Securities and Exchange Commission, or the Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act as discussed on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2007.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
ENERSYS	1
RISK FACTORS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES	6
DIVIDEND POLICY	8
DESCRIPTION OF CAPITAL STOCK	9
DESCRIPTION OF DEBT SECURITIES	14
SELLING STOCKHOLDERS	17
PLAN OF DISTRIBUTION	18
WHERE YOU CAN FIND MORE INFORMATION	22
LEGAL MATTERS	23
EXPERTS	24

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process.  Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings and the selling stockholders may, from time to time, sell common stock in one or more offerings.  This prospectus provides you with a general description of the securities to be offered.  Each time we sell securities described in this prospectus or the selling stockholders sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add to or update, but will not contradict, modify or replace, information contained in this prospectus.  We urge you to read this entire prospectus and any prospectus supplement, together with the information described under the heading  "Where You Can Find More Information" carefully, including the "Risk Factors" incorporated in this prospectus and included or incorporated in any accompanying prospectus supplement.

The terms "EnerSys," "we," "our," and "us" refer to EnerSys—which is a holding company—and its consolidated subsidiaries.  We use the term "the company" when we wish to refer only to the holding company and not to EnerSys and its consolidated subsidiaries.  Our fiscal year ends on March 31.  References in or incorporated by reference in this prospectus to a fiscal year, such as "fiscal 2007," relate to the fiscal year ended on March 31 of that calendar year.  For reading ease, certain financial information incorporated by reference in this prospectus is presented on a rounded basis, which may cause minor rounding differences.

ENERSYS

EnerSys is the world’s largest manufacturer, marketer and distributor of industrial batteries.  We also manufacture, market and distribute related products such as chargers, power equipment and battery accessories, and we provide related after-market and customer-support services for industrial batteries.  Industrial batteries generally are characterized as reserve power batteries or motive power batteries.

Reserve power products are known as network, standby or stationary power batteries and are used primarily for backup power applications to ensure continuous power supply in case of main (primary) power failure or outage.  Reserve power batteries are used primarily to supply standby direct current, or DC, operating power for:

•	telecommunications systems, such as wireless, wireline and internet access systems, central and local switching systems, satellite stations and radio transmission stations;

•	uninterruptible power systems, or UPS, applications for computer and computer-controlled systems, including process control systems;

•	specialty power applications, including security systems for premium starting, lighting and ignition applications;

•	switchgear and electrical control systems used in electric utilities and energy pipelines; and

•	commercial and military aircraft, submarines and tactical military vehicles.

Motive power products  are used to provide power for manufacturing, warehousing and other material handling equipment, primarily electric industrial forklift trucks.  They compete primarily with propane- and diesel-powered internal combustion engines used principally in the following applications:

•	electric industrial forklift trucks in distribution and manufacturing facilities;

•	mining equipment, including scoops, coal haulers, shield haulers, underground forklifts, shuttle cars and locomotives; and

•	railroad equipment, including diesel locomotive starting, rail car lighting and rail signaling equipment.

Our principal executive offices are located at 2366 Bernville Road, Reading, PA 19605.  Our telephone number at that address is (610) 208-1991.

RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10–K for the fiscal year ended March 31, 2007, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision.  See "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act.  Generally, you can identify these statements because they use words like "anticipates," "believes," "will," "estimates," "expects," "future," "intends," "plans" or the negative of such terms or similar terms. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward–looking statements within the meaning of the Reform Act.  The forward–looking statements are and will be based on management's then–current beliefs and assumptions regarding future events and operating performance and on information currently available to our management, and are applicable only as of the dates of such statements.

Forward-looking statements involve risks, uncertainties and assumptions.  Although we do not make forward–looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  Actual results may differ materially from those expressed in these forward–looking statements due to a number of uncertainties and risks, including the risks described in our Annual Report on Form 10–K for the fiscal year ended March 31, 2007, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement, any risk factors set forth in our other filings with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act and other unforeseen risks.  You should not put undue reliance on any forward–looking statements.  We undertake no obligation to update or revise these statements to reflect events or circumstances occurring after the date of such statements.

Our actual results may differ materially from those contemplated by the forward–looking statements for a number of reasons, including the following factors:

•	general cyclical patterns of the industries in which our customers operate;

•	the extent to which we cannot control our fixed and variable costs;

•	the raw material in our products may experience significant fluctuations in market price and availability;

•	certain raw materials constitute hazardous materials that may give rise to costly environmental and safety claims;

•	legislation regarding the restriction of the use of certain hazardous substances in our products;

•	risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions and currency exchange rate fluctuations;

•	our ability to raise our selling prices to our customers when our product costs increase;

•	the extent to which we are able to efficiently utilize our global manufacturing facilities and optimize their capacity;

•	general economic conditions in the markets in which we operate;

•	competitiveness of the battery markets throughout the world;

•	our timely development of competitive new products and product enhancements in a changing environment and the acceptance of such products and product enhancements by customers;

•	our ability to adequately protect our proprietary intellectual property, technology and brand names;

•	unanticipated litigation and regulatory proceedings to which we might be subject;

•	changes in our market share in the business segments and regions where we operate;

•	our ability to implement our cost reduction initiatives successfully and improve our profitability;

•	unanticipated quality problems associated with our products;

•	our ability to implement business strategies, including our acquisition strategy, and restructuring plans;

•	our acquisition strategy may not be successful in locating advantageous targets;

•
our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

•	our debt and debt service requirements which may restrict our operational and financial flexibility, as well as imposing unfavorable interest and financing costs;

•	adverse changes in our short and long term debt levels under our credit facilities;

•	our exposure to fluctuations in interest rates on our variable rate debt;

•	our ability to attract and retain qualified personnel;

•	our ability to maintain good relations with labor unions;

•	credit risk associated with our customers, including risk of insolvency and bankruptcy;

•	our ability to successfully recover in the event of a disaster affecting our infrastructure; and

•
terrorist acts or acts of war, whether in the United States or abroad, could cause damage or disruption to our operations, our suppliers, channels to market or customers, or could cause costs to increase, or create political or economic instability.

This list of factors that may affect future performance is illustrative, but by no means exhaustive.  Accordingly, all forward–looking statements should be evaluated with the understanding of their inherent uncertainty.  You are advised to consult any further disclosures we make on related subjects in the reports we file with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from any sale of common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.

Three fiscal months ended July 1, 2007 (1)	Fiscal year ended March 31,
	2007 (2)	2006 (3)	2005 (4)	2004 (5)	2003
2.08	2.63	2.32	2.59	1.28	2.25

For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes plus fixed charges. Fixed charges consist of total interest expense and a one-third portion of rental expenses that management believes is representative of interest.

As of the date of this prospectus, we have not issued any shares of preferred stock.

 As explained in notes to the Consolidated Financial Statements included in the Company’s Reports on Forms 10-K and 10-Q, net income in the above periods included the following pre-tax expenses and income:

(1)
The quarter ended July 1, 2007 included a pretax charge of $9,857 to facilitate the integration of the recent Energia acquisition into the Company’s worldwide operations. The charge is comprised of $4,949 as a restructuring accrual, primarily in Europe, for staff reductions, and $4,908 for a non-cash impairment charge for machinery and equipment.

(2)	In fiscal 2007, the Company settled litigation matters that resulted in litigation settlement income, net of related legal fees and expenses, of $3,753 pretax.
(3)
Pretax restructuring charges recorded in fiscal 2006 were $8,553 which included $6,217 incurred to cover estimated costs in Europe of staff reductions, exiting of a product line, and closing several ancillary locations, $1,063 incurred to cover estimated restructuring programs in Europe related to the newly acquired GAZ facility in Zwickau, Germany, and $1,273 of non-cash write-off of machinery and equipment based on impairment testing.

(4)
The fiscal 2005 operating results include a pretax charge of $3,622 for the write-off of deferred financing costs, and a pretax charge of $2,400 for a loan prepayment penalty, both of which were incurred as a result of our initial public offering.

(5)
The fiscal 2004 operating results include a pretax charge of $30,974 that was incurred primarily as a result of a Settlement Agreement, and pretax charges of $21,147 for uncompleted acquisitions (primarily legal and other professional fees), plant closing costs related to the final settlement of labor matters relating to a North American plant closed in fiscal 2002 and a special bonus paid, including related payroll costs, in connection with the March 17, 2004 recapitalization transaction.

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends in the foreseeable future.  The timing and amount of future cash dividends, if any, would be determined by our Board of Directors and would depend upon our earnings, financial condition and cash requirements at the time.  Under our senior secured credit facility, we may pay dividends on our common stock, subject to an annual limit of $20.0 million, only if our leverage ratio is equal to or less than 3.0 to 1.0 and the credit ratings accorded the senior secured credit facility by Standard & Poor's and Moody's are at least BB- and Ba3, respectively, each with a stable outlook.

DESCRIPTION OF CAPITAL STOCK

General Matters

Our authorized capital stock consists of 135,000,000 shares of common stock, par value $0.01 per share, of which 47,195,728 shares were issued and outstanding as of August 3, 2007 and 1,000,000 shares of undesignated preferred stock, par value $0.01 per share, none of which was outstanding as of August 3, 2007.

The following summary describes the material provisions of our capital stock, including the common stock that the selling stockholders may sell.  This summary is not meant to be a complete description of our capital stock or the terms of each offering that may occur pursuant to this prospectus.  We urge you to read our certificate of incorporation and our bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.  The particular terms of any offering will be described in the related prospectus supplement.

Certain provisions of our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares of common stock.

Common Stock

We have one class of common stock.  All holders of shares of common stock are entitled to the same rights and privileges.  Holders of shares of common stock are entitled to one vote per share on the election or removal of our directors and on all other matters to be voted on by our stockholders.

Holders of shares of common stock are not entitled to any preemptive or preferential rights to subscribe for additional shares of any class of our capital stock.  The holders of shares of common stock are entitled to receive dividends, when, as and if declared by our board of directors, out of funds legally available therefor.  See "Dividend Policy."  Holders of shares of common stock are entitled to share ratably, upon dissolution or liquidation, in the assets available for distribution to holders of shares of common stock after the payment of all prior claims.

Preferred Stock

Our authorized capital stock includes 1,000,000 shares of undesignated preferred stock, none of which was issued or outstanding as of August 3, 2007.  Our board of directors is authorized, without further action by our stockholders, to provide for the issuance of such preferred stock in one or more series and to fix the dividend rate, conversion privileges, voting rights, redemption rights, redemption price or prices, liquidation preferences and qualifications, limitations and restrictions thereof with respect to each series.  Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock.  In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.  Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.  We have no current intention to issue any additional shares of preferred stock.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law may have the effect of delaying, deferring or preventing a change of control.  In general, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date such stockholder became an "interested stockholder," unless:

•	prior to such date the board of directors approved either the "business combination" or the transaction that resulted in the stockholder becoming an "interested stockholder";

•
upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned by persons who are directors and also officers and certain other stockholders; or

•
on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the "interested stockholder."

A "business combination" includes certain mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholder."  An "interested stockholder" is a person who, together with affiliates and associates, owns (or in the preceding three years, did own) 15% or more of the outstanding voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limitation of Liability and Indemnification of Directors and Officers

We have included in our certificate of incorporation and bylaws provisions to:

•
eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty, but such provision does not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit; and

•	indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

Acting pursuant to the provisions of our certificate of incorporation and bylaws and the provisions of Section 145 of the Delaware General Corporation Law, we have entered into agreements with each of our officers and directors to indemnify them to the fullest extent permitted by such provisions and such law.  We also are authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities.  We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the provisions described above, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other Provisions of our Certificate of Incorporation and Bylaws

Classified Board of Directors.  Our certificate of incorporation provides for our board of directors to be divided into three classes of directors serving staggered three-year terms.  Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting our entire board of directors.  As a result, approximately one-third of our board of directors will be elected each year.  Moreover, except as otherwise provided in our Securityholder Agreement dated as of July 26, 2004 (referred to herein as the Securityholder Agreement), among Metalmark Capital LLC, certain institutional stockholders, certain members of our senior management and our company, stockholders may remove a director only for cause.  This provision, when coupled with the provisions of our certificate of incorporation and bylaws, except as otherwise provided in our Securityholder Agreement, authorizes only our board of directors to fill vacant directorships, preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of our board of directors by filling the vacancies created by such removal with its own nominees.  This provision of our certificate of incorporation may not be amended or repealed by our stockholders except with the consent of the holders of at least two-thirds of our outstanding common stock.

Special Meeting of Stockholders.  Our certificate of incorporation provides that special meetings of our stockholders may be called only by our board of directors or our Chairman of the Board.  This provision makes it more difficult for stockholders to take action opposed by our board of directors.  This provision of our certificate of incorporation may not be amended or repealed by our stockholders except with the consent of the holders of at least two-thirds of our outstanding common stock.

No Stockholder Action by Written Consent.  Our certificate of incorporation provides that no action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, and the power of our stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.  Such provision limits the ability of any stockholder to take action immediately and without prior notice to our board of directors.  Such a limitation on a majority stockholder's ability to act might affect such person's or entity's decision to purchase our voting securities.  This provision of our certificate of incorporation may not be amended or repealed by the stockholders except with the consent of the holders of at least two-thirds of our outstanding common stock.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, must provide timely notice thereof in writing.  To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices: in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 90 days nor more than 120 days prior to such anniversary date or, in the case of a special meeting called for the purpose of electing directors, not less than 90 days nor more than 120 days prior to such special meeting or not later than the close of business on the tenth day following the date on which public disclosure of the date of the meeting is made; and in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the date on which public disclosure of the date of the meeting was made.  Our bylaws also specify certain requirements for a stockholder's notice to be in proper written form.  These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.  As set forth below, our bylaws may not be amended or repealed by our stockholders, except with the consent of holders of at least two-thirds of our outstanding common stock.

Adjournment of Meetings of Stockholders.  Our bylaws provide that when a meeting of our stockholders is convened, the presiding officer, if directed by our board of directors, may adjourn the meeting if no quorum is present for the transaction of business or if our board of directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that our board of directors determines has not been made sufficiently or timely available to stockholders or to otherwise effectively exercise their voting rights.  This provision will, under certain circumstances, make more difficult or delay actions by the stockholders opposed by our board of directors.  The effect of such provision could be to delay the timing of a stockholders' meeting, including in cases where stockholders have brought proposals before the stockholders that are in opposition to those brought by our board of directors and therefore may provide our board of directors with additional flexibility in responding to such stockholder proposals.  As set forth below, our bylaws may not be amended or repealed by our stockholders, except with the consent of holders of at least two-thirds of our outstanding common stock.

No Cumulative Voting.  The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise.  Our certificate of incorporation does not provide for cumulative voting.

Authorized but Unissued Capital Stock.  Our certificate of incorporation authorizes our board of directors to issue one or more classes or series of preferred stock, and to determine, with respect to any such class or series of preferred stock, the voting powers (if any), designations, powers, preferences, rights and qualifications, limitations or restrictions of such preferred stock.  We have no current intention to issue any shares of preferred stock.

The Delaware General Corporation Law does not require stockholder approval for any issuance of previously authorized shares of our capital stock.  However, the listing requirements of the New York Stock Exchange, which will apply so long as our common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock.  These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Amendment of the Bylaws.  Our certificate of incorporation provides that our bylaws may not be amended or repealed by our stockholders except with the consent of holders of at least two-thirds of our outstanding common stock and grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of Delaware or our certificate of incorporation.  This provision makes it more difficult for our stockholders to make changes to our bylaws that are opposed by our board of directors.  This provision of our certificate of incorporation may not be amended or repealed by our stockholders except with the consent of holders of at least two-thirds of our outstanding common stock.

Transfer Agent and Registrar

National City Bank, Cleveland, Ohio, is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

We may offer senior or subordinated unsecured debt securities, which may be convertible. Our debt securities will be issued under one or more indentures to be entered into between us and a trustee qualified under the Trust Indenture Act of 1939.

We have summarized certain general features of the debt securities from the indentures. Indenture forms are attached as exhibits to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee identified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indentures and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain institutional investors and certain members of our senior management who we refer to as the "selling stockholders" in this prospectus.  Up to 21,202,332 shares of common stock being offered by this prospectus may be offered by certain institutional investors holding shares of our common stock that were initially offered in private transactions in 2000 and thereafter.  Up to 1,000,000 shares of common stock being offered by this prospectus may be offered by certain members of our senior management holding shares of our common stock that were initially offered in private transactions in 2000 and shares of our common stock that were obtained upon the exercise of options to purchase our common stock.  Information about the potential selling stockholders who offer securities under the registration statement of which this prospectus is a part will be set forth in prospectus supplements, post-effective amendments and/or filings we make with the Securities and Exchange Commission under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters for public offering and sale by them and we may also sell the securities to investors directly or through agents. We will name the underwriter or agent involved in the offer or sale of securities in the applicable prospectus supplement. We are also registering the shares of common stock covered by this prospectus for the selling stockholders.  The common stock may be sold from time to time by the selling stockholders.  Such sales may be made in the over-the-counter market at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.  The selling stockholders will act independently of EnerSys in making decisions with respect to the timing, manner and size of each sale by such persons.

We or the selling stockholders may negotiate and pay underwriters' or broker-dealers' commissions, discounts or concessions for their services as applicable.  Underwriters or broker-dealers engaged by us or the selling stockholders may allow other underwriters or broker-dealers to participate in resales.

The securities may be sold by us and the common stock may be sold by the selling stockholders in one or more of the following types of transactions:

(a)   A sale to one or more underwriters for resale to the public or to institutional investors in one or more transactions;

(i)    If we enter into a material arrangement with an underwriter or a selling stockholder notifies us of any material arrangement that it has entered into with an underwriter(s), we will execute an underwriting agreement with such underwriter(s) and file a supplemental prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933.  In that supplemental prospectus, we will disclose the name of each such underwriter, the type of securities to be sold, the amount of securities to be sold, the price at which such securities were sold, the commissions paid or discounts or concessions allowed to such underwriter(s), where applicable, and any other facts material to the transaction.

(ii)   The selling stockholders and any underwriters involved in the sale or resale of the common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act.  In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act.  If a selling stockholder qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

(b)   A block trade in which we or a selling stockholder will engage a broker-dealer as agent, who will then attempt to sell the securities or common stock, as applicable, or position and resell a portion of the block, as principal, in order to facilitate the transaction;

(c)   Derivative transactions with third parties;

(i)    If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or the selling stockholder or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or selling stockholder in settlement of those derivatives to close out any related open borrowings of securities.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

(d)   Other hedging transactions, whereby we or the selling stockholder may:

(i)    enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer of affiliate may use securities received from the us or selling stockholders to close out its short positions;

(ii)   sell securities short itself and redeliver such securities to close out its short positions;

(iii)  enter into option or other types of transactions that require us or the selling stockholder, as applicable, to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

(iv)  loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus; or

(e)   Sales to third parties who may deliver the securities upon exchange of exchangeable securities issued by such third parties or their affiliates, which in either case may deliver this prospectus in connection with the sale of those exchangeable securities.  Such transactions may be combined with other transactions of the types described above.  In particular, such third parties or their affiliates may engage in sales of securities (including short sales) to hedge their position prior to the exchange of their exchangeable securities, may deliver this prospectus in connection with some or all of those sales and may deliver securities covered by this prospectus to close out any short positions created in connection with those sales.

In addition to selling its common stock under this prospectus, a selling stockholder may:

(a)   agree to indemnify any underwriter or broker-dealer against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

(b)   transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

(c)   sell its common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

(d)   sell its common stock by any other legally available means.

For any particular offering pursuant to this shelf registration statement:

(a)   an underwriter may allow, and dealers may reallow, concessions on sales to certain other dealers;

(b)   we and the selling stockholders may agree to indemnify an underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments an underwriter may be required to make in connection with these liabilities; and

(c)   we, our executive officers, our directors and the selling stockholders may agree, subject to certain exceptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for our common stock.  However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.  We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to 10b5-1 pre-set selling programs that are in place at the time of an offering made pursuant to this prospectus and any prospectus supplement hereto.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, short sales, syndicate covering transactions and penalty bids.

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

Short selling involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase.  The short position may be either a covered short position or a naked short position.  In a covered short position, the number of securities sold by an underwriter is not greater than the number of securities that it may purchase in its option to purchase additional securities.  In a naked short position, the number of securities involved is greater than the number of securities in its option to purchase additional securities.  An underwriter may close out any short position by either exercising its option to purchase additional securities and/or purchasing securities in the open market.

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through its option to purchase additional securities.  If an underwriter sells more securities than could be covered by its option to purchase additional securities, a naked short position, the position can only be closed out by buying securities in the open market.  A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities.  As a result, the price of our securities may be higher than the price that might otherwise exist in the open market.  These transactions may be effected on the New York Stock Exchange, if the securities are listed on that exchange, or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the websites maintained by an underwriter, or selling group member, if any, participating in any particular offering and an underwriter participating in any particular offering may distribute prospectuses electronically.  Any representatives may agree to allocate a number of securities to an underwriter and selling group members for sale to their online brokerage account holders.  Internet distributions will be allocated by an underwriter and selling group members that will make internet distributions on the same bases as other allocations.

Any selling stockholder who is a "broker dealer" will be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased its shares in the ordinary course of business, and at the time of its purchase of the shares to be resold, did not have any view to or arrangements or understandings, directly or indirectly, with any person to distribute the shares.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the Securities and Exchange Commission.  These reports, proxy statements, and other information can be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.  The Securities and Exchange Commission maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including EnerSys.  These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or on our website at www.enersys.com.  Information on our website is not incorporated into this prospectus or our other Securities and Exchange Commission filings and is not a part of this prospectus or those filings.

This prospectus is part of a registration statement filed by us with the SEC.  The full registration statement can be obtained from the Securities and Exchange Commission as indicated above, or from us.

The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with the SEC.  This permits us to disclose important information to you by referencing these filed documents.  Any information referenced this way is considered part of this prospectus, and any information filed with the Securities and Exchange Commission subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information.  We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (filed on June 13, 2007);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2007 (filed August 8, 2007);

•
Current Reports on Form 8-K filed August 31, 2007, August 8, 2007, August 7, 2007 (other than exhibit 99.1 under item 9.01, which is furnished and not incorporated herein by reference), August 2, 2007, July 20, 2007, July 6, 2007, and June 29, 2007;

•	Definitive Proxy Statement on Schedule 14A filed on June 18, 2007; and

•	Registration Statements on Form 8-A dated July 26, 2004.

We incorporate by reference the documents listed above and any future filings made with the Securities and Exchange Commission in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, with the exception of any documents deemed not to be filed and any documents filed pursuant to Item 402(a)(8) of Regulation S-K under the Securities Act.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference to this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).  Requests should be directed to Investor Relations, EnerSys, 2366 Bernville Road, Reading, Pennsylvania 19605, or by calling EnerSys Investor Relations directly at (610) 236-4040.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will provide opinions regarding the authorization and validity of the securities.  Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of EnerSys appearing in EnerSys' Annual Report (Form 10-K) for the year ended March 31, 2007 (including the schedule appearing therein), and EnerSys management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2007 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the securities being registered, other than underwriting discounts and commissions in connection with any offering of the securities. Underwriting discounts and commissions in connection with the offering of common stock by the selling stockholders will be payable by the selling stockholders in all cases.  The selling stockholders will not bear any portion of the below expenses.  All the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$ 14,343
Transfer Agents Fees and Expenses	5,000
Printing and Engraving Fees and Expenses	150,000
Accounting Fees and Expenses	200,000
Legal Fees	500,000
Miscellaneous	100,000
Total	$ 969,343

Item 15.          Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of an action and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

We have included in our certificate of incorporation and bylaws provisions to (a) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty (provided that such provision does not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit) and (b) indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

Acting pursuant to the provisions of our certificate of incorporation and bylaws and the provisions of Section 145 of the Delaware General Corporation Law, we have entered into agreements with each of our officers and directors to indemnify them to the fullest extent permitted by such provisions and such law.  We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities.  We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

Item 16.          List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-7.

Item 17.          Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                          (iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The undersigned registrant hereby undertakes that:

   1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Commonwealth of Pennsylvania, on October 30, 2007.

ENERSYS

By: /s/ JOHN D. CRAIG
Name: John D. Craig
Title: Chairman, President, Chief Executive Officer and Director

KNOWN ALL MEN BY THESE PRESENTS that each person whose signature to this registration statement appears below hereby constitutes and appoints each of Frank M. Macerato, Michael T. Philion and Richard W. Zuidema as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 30, 2007.

Signature	Title

/s/ JOHN D. CRAIG	Chairman, President, Chief Executive Officer and
John D. Craig	Director (Principal Executive Officer)

/s/ MICHAEL T. PHILION	Executive Vice President—Finance and Chief
Michael T. Philion	Financial Officer (Principal Financial Officer)

/s/ MICHAEL J. SCHMIDTLEIN	Vice President and Corporate Controller
Michael J. Schmidtlein	(Principal Accounting Officer)

/s/ HWAN-YOON CHUNG	Director
Hwan-yoon Chung

/s/ KENNETH F. CLIFFORD	Director
Kenneth F. Clifford

/s/ HOWARD I. HOFFEN	Director
Howard I. Hoffen

/s/ MICHAEL C. HOFFMAN	Director
Michael C. Hoffman

/s/ ARTHUR T. KATSAROS	Director
Arthur T. Katsaros

/s/ JOHN F. LEHMAN	Director
John F. Lehman

/s/ RAYMOND E. MABUS, JR.	Director
Raymond E. Mabus, Jr.

/s/ DENNIS S. MARLO	Director
Dennis S. Marlo

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1	Form of Underwriting Agreement to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report of EnerSys to be incorporated by reference herein, if applicable.
3.1	Fifth Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to EnerSys’ Registration Statement on Form S-1 (File No. 333-115553) filed on July 13, 2004).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to EnerSys’ Registration Statement on Form S-1 (File No. 333-115553) filed on July 13, 2004).
4.1	2004 Securityholder Agreement (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to EnerSys’ Registration Statement on Form S-1 (File No. 333-115553) filed on July 26, 2004).
4.2	Form of Senior Indenture (to be filed by amendment).
4.3	Form of Subordinated Indenture (to be filed by amendment).
4.4	Form of Senior Note (to be included in Exhibit 4.2).
4.5	Form of Subordinated Note (to be included in Exhibit 4.3).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (to be filed by amendment).
12.1	Statement of Computation of Ratios of Earnings to Fixed Charges (filed herewith).
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be included in Exhibit 5.1).
24.1	Power of Attorney of certain officers and directors of the Company (included in the signature pages hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture (to be filed by amendment).